UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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PROXY STATEMENT

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☒	Soliciting Materials Pursuant to § 240.14a-12

RAMTRON INTERNATIONAL CORPORATION
(Name of Registrant as Specified in its Charter)

RAIN ACQUISITION CORP. CYPRESS SEMICONDUCTOR CORPORATION
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Contact:

Brad W. Buss

Cypress EVP Finance & Administration and CFO

(408) 943-2754

Greenhill & Co., LLC

(415) 216-4115

Georgeson Inc.

(212) 440-9800

For Immediate Release

Cypress Semiconductor Extends Offer

to Acquire Ramtron International

SAN JOSE, Calif., August 20, 2012 – Cypress Semiconductor Corporation (NASDAQ: CY) today announced that it has extended its tender offer to acquire all of the outstanding stock of Ramtron International Corporation (NASDAQ: RMTR) for $2.68 per share in cash to 5:00 p.m., New York City time, on August 24, 2012. The offer was previously scheduled to expire at 5:00 p.m., New York City time, on August 17, 2012. Cypress’s offer represents a 48% premium over Ramtron’s closing price of $1.81 per share on June 11, 2012, the day before Cypress publicly disclosed its offer for Ramtron. Except for the extension of the expiration date, all other terms and conditions of the offer remain unchanged. The all-cash offer is not conditioned on due diligence or financing.

Cypress continues to believe that its offer represents full and fair value and provides Ramtron’s stockholders with immediate liquidity at a substantial premium in a very volatile market.

Greenhill & Co., LLC is acting as financial advisor to Cypress and dealer manager for the offer, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as legal counsel.

About Cypress

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, and PSoC 5 programmable system-on-chip families and derivatives, CapSense touch sensing and TrueTouch solutions for touchscreens. Cypress is the world leader in USB controllers, including the high-performance West Bridge solution that enhances connectivity and performance in multimedia handsets, PCs and tablets. Cypress is also the world leader in SRAM memories. Cypress serves numerous markets including consumer, mobile handsets, computation, data communications, automotive, industrial and military. Cypress trades on the Nasdaq Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute an offer to buy or solicitation of an offer to sell common stock of Ramtron International Corporation (“Ramtron”). The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and related materials) filed by Cypress Semiconductor Corporation (“Cypress”) with the Securities and Exchange Commission (the “SEC”) on June 21, 2012. INVESTORS AND STOCKHOLDERS OF RAMTRON ARE URGED TO READ THESE AND OTHER DOCUMENTS (AS THEY MAY BE AMENDED FROM TIME TO TIME) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and stockholders of Ramtron may obtain free copies of these and other documents filed by Cypress with the SEC at the SEC’s website (www.sec.gov). The Offer to Purchase, Letter of Transmittal and related materials may also be obtained for free by contacting the information agent for the tender offer, Georgeson Inc., at 212-440-9800 or toll-free at 866-219-9786.

This communication may be deemed to be solicitation material in respect of the possible removal of directors from, and the election of directors to, Ramtron’s board of directors. If a solicitation is commenced, Cypress and Rain Acquisition Corp. (together, the “Cypress Group”) will file a consent solicitation statement (the “Consent Statement”) and other materials with the SEC with respect to a solicitation of written consents (the “Consent Solicitation”) from the stockholders of Ramtron.

The members of the Cypress Group and certain of the directors, executive officers and employees of Cypress may be deemed to be participants in the Consent Solicitation when and if it is commenced. If the Consent Solicitation is commenced, then the persons nominated by the Cypress Group for election to Ramtron’s board of directors will also be participants in the Consent Solicitation.

As of August 17, 2012, Cypress beneficially owned 1,667,584 shares of the common stock of Ramtron, representing approximately 4.7% of the outstanding shares. Additional information regarding the interests of all of the participants, by security holdings or otherwise, will be included in the Consent Statement and other relevant documents when and if they are filed with the SEC in connection with the Consent Solicitation.

Promptly after filing any definitive Consent Statement with the SEC, the Cypress Group will mail such definitive Consent Statement to the stockholders of Ramtron. INVESTORS AND STOCKHOLDERS OF RAMTRON ARE URGED TO READ THE CONSENT STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE CYPRESS GROUP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders of Ramtron may obtain free copies of these and other documents filed by the Cypress Group with the SEC at the SEC’s website (www.sec.gov) or from the Cypress Group’s soliciting firm, Georgeson Inc., at 212-440-9800 or toll-free at 866-219-9786.

Additional information regarding Cypress, the names of Cypress’s directors and executive officers, and the interests of such persons, by security holdings or otherwise, in Cypress can be found in Cypress’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2012. This document may be obtained free of charge from the sources listed above.

Forward-Looking Statements

This release may be deemed to contain forward-looking statements. These forward-looking statements include, among other things, statements regarding Cypress’s proposal to acquire Ramtron and the terms and conditions of such acquisition, each of which involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including the business and economic conditions and growth trends in the semiconductor industry and in various geographic regions; our ability to manage financial risk; and other factors listed in Cypress’s most recent reports on Form 10-K, 10-Q and 8-K. The information above speaks only as of the date of this release.

Cypress, the Cypress logo, PSoC, PowerPSoC, CapSense and West Bridge are registered trademarks and Cypress Developer Community, PSoC Creator and TrueTouch are trademarks of Cypress Semiconductor Corp. All other trademarks are property of their owners.